UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023

SUMMIT HEALTHCARE ACQUISITION CORP.

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-40466	98-1574360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1101, 11th Floor 1 Lyndhurst Tower, 1 Lyndhurst Terrace Central, Hong Kong		N/A
(Address of Principal Executive Offices)		(Zip Code)

+852-2155-7212

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	SMIHU	Nasdaq Capital Market
Class A ordinary shares, par value $0.0001 per share, included as part of the units	SMIH	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	SMIHW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on September 29, 2022, Summit Healthcare Acquisition Corp., an exempted company incorporated with limited liability under the laws of Cayman Islands (“Summit”) entered into a business combination agreement (the “Business Combination Agreement”) with YishengBio Co., Ltd, an exempted company limited by shares incorporated under the laws of the Cayman Islands (to be renamed as YS Biopharma Co., Ltd., herein referred to as “YS Biopharma”), Oceanview Bioscience Acquisition Co., Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of YS Biopharma (“Merger Sub I”) and Hudson Biomedical Group Co., Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of YS Biopharma (“Merger Sub II,” and together with Merger Sub I, “Merger Subs”). Capitalized terms not otherwise defined herein have the same meanings ascribed to them in the Business Combination Agreement.

On March 14, 2023, Summit held an extraordinary general meeting of shareholders and approved the proposal to approve the Business Combination (as defined below). In connection with the Business Combination, holders of 19,388,769 Summit’s Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately US$10.1 per share, for an aggregate redemption amount of US$195,826,566.9.

On March 16, 2023 (the “Closing Date”), pursuant to the Business Combination Agreement, immediately prior to the effective time of the First Merger (the “First Merger Effective Time”), (i) each preferred share of YS Biopharma with par value of US$0.000005 was converted into one ordinary share of YS Biopharma with par value of US$0.000005; (ii) after the conversion of all preferred shares into ordinary shares, each four of the ordinary shares of YS Biopharma with par value of US$0.000005 were consolidated into one ordinary share of YS Biopharma with par value of US$0.00002, and each four of the options to acquire ordinary shares of YS Biopharma were consolidated into one option to acquire ordinary share of YS Biopharma, subject to rounding up to the nearest whole number of shares; and (iii) the second amended and restated memorandum and articles of association of YS Biopharma was adopted and became effective. Items (i) through (iii) are herein referred to as the “YS Biopharma Capital Restructuring.”

Pursuant to the Business Combination Agreement, following completion of the YS Biopharma Capital Restructuring and immediately prior to the First Merger Effective Time, (i) each of Summit’s units (“Units”) (each consisting of one Class A ordinary share of Summit, par value US$0.0001 per share (“Summit Class A Share”) and one-half of one redeemable warrant of Summit, with each whole warrant exercisable for one Summit Class A Share (“Summit Warrant”)) issued and outstanding immediately prior to the First Merger Effective Time was automatically detached and the holder thereof was deemed to hold one Summit Class A Share and one-half of one Summit Warrant (the “Unit Separation”); (ii) each Summit Class A Share (including Summit Class A Shares held by Summit’s public shareholders as a result of the Unit Separation and Summit Class A Shares to be issued pursuant to the Forward Purchase Subscriptions, but excluding any treasury Summit Shares, redeeming Summit Shares and dissenting Summit Shares) issued and outstanding immediately prior to the First Merger Effective Time was automatically cancelled and ceased to exist, in exchange for the right to receive such fraction of newly issued ordinary shares of YS Biopharma with par value of US$0.00002 after the YS Biopharma Capital Restructuring (“YS Biopharma Ordinary Shares”) that is equal to the SPAC Class A Exchange Ratio (as described below), without interest; (iii) an aggregate of 1,446,525 Class B ordinary shares of Summit, par value US$0.0001 per share (“Summit Class B Shares,” together with Summit Class A Shares, “Summit Shares”) held by Summit Healthcare Acquisition Sponsor LLC, a Cayman Islands limited liability company (“Sponsor”) was surrendered for nil consideration, and after such surrender, each of the remaining Summit Class B Shares held by Sponsor and the independent directors of Summit issued and outstanding immediately prior to the First Merger Effective Time was automatically cancelled and ceased to exist, in exchange for the right to receive one newly issued YS Biopharma Ordinary Share; (iv) each Summit Class B Share held by a Forward Purchase Investor and its permitted transferees issued and outstanding immediately prior to the First Merger Effective Time was automatically cancelled and ceased to exist, in exchange for the right to receive such fraction of newly issued YS Biopharma Ordinary Shares that is equal to the SPAC Class A Exchange Ratio, without interest (as such Forward Purchase Investor had fully delivered its portion of the Forward Purchase Investment Amount as required under the applicable Forward Purchase Agreement); and (v) each whole Summit Warrant (including Summit Warrants held by Summit’s public shareholders as a result of the Unit Separation) outstanding immediately prior to the First Merger Effective Time ceased to be a warrant with respect to Summit Shares and be assumed by YS Biopharma and converted into a warrant of YS Biopharma to purchase one YS Biopharma Ordinary Share (“YS Biopharma Warrants”), subject to substantially the same terms and conditions prior to the First Merger Effective Time. All the rights and obligations of Summit Shares and Summit Warrants are terminated, unless as otherwise assigned and assumed by YS Biopharma in accordance with the Business Combination Agreement. No fractional shares or warrants were issued in the foregoing process, and all such shares or warrants were rounded down to the nearest whole number of shares or warrants. Upon the Closing, the amended and restated memorandum and articles of association of YS Biopharma, which was field as Exhibit 3.1 to the definitive proxy statement/final prospectus filed with the SEC on February 8, 2023, as supplemented on February 21, 2023 will become effective.

The SPAC Class A Exchange Ratio is 1.4286, calculated based on the number of redeeming and non-redeeming Summit Shares. As a result, an aggregate of up to 1,708,497 YS Biopharma Ordinary Shares, including 1,446,525 YS Biopharma Ordinary Shares contributed by the Sponsor through a share surrender immediately prior to the First Merger Effective Time and up to 261,972 new YS Biopharma Ordinary Shares, were provided to non-redeeming Summit Shareholders and the Forward Purchase Investors.

In addition, upon the consummation of the First Merger, (i) each Redeeming SPAC Share issued and outstanding immediately prior to the First Merger Effective Time was cancelled and ceased to exist and thereafter represented only the right to be paid a pro rata share of the SPAC Shareholder Redemption Amount in accordance with Summit’s amended and restated memorandum and articles of association; and (ii) each Dissenting SPAC Share issued and outstanding immediately prior to the First Merger Effective Time held by a Dissenting SPAC Shareholder was cancelled and ceased to exist and thereafter represented only the right to be paid the fair value of such Dissenting SPAC Share and such other rights as are granted by the Cayman Act.

The YS Biopharma Ordinary Shares and YS Biopharma Warrants are expected to begin trading on the Nasdaq Capital Market under the symbols “YS” and “YSBPW,” respectively, on March 17, 2023.

The foregoing description of the Business Combination Agreement and the rights and restrictions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement, which was filed as Exhibit 2.1 to Summit’s Current Report on Form 8-K filed on September 29, 2023 (for the Business Combination Agreement), and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing; Material Modification to Rights of Security Holders.

On March 16, 2023, in connection with the consummation of the Business Combination, Summit notified Nasdaq that the Business Combination had become effective and requested that Nasdaq file a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to notify the SEC that Summit’s ordinary shares, warrants and units were to be delisted and deregistered under Section 12(b) of the Exchange Act. As a result of the Business Combination having become effective, Nasdaq determined to permanently suspend trading of Summit’s ordinary shares, warrants and units prior to the opening of trading on March 17, 2023. The deregistration will become effective 10 days from the filing of the Form 25, which occurred on March 16, 2023. Summit intends to file a Form 15 with the SEC in order to complete the deregistration of Summit’s securities under the Exchange Act.

Item 3.03 Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure set forth in the Introductory Note, Item 2.01 and Item 3.01 above and Item 5.01 below of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01 Changes in Control of Registrant.

To the extent required by Item 5.01 of Form 8-K, the disclosure set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the consummation of the Business Combination, a change in control of Summit occurred. At the First Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub I and Summit became the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Entity, which included the assumption by the Surviving Entity of any and all agreements, covenants, duties and obligations of Merger Sub I and Summit set forth in the Business Combination Agreement to be performed after the First Merger Effective Time. At the Second Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Entity and Merger Sub II became the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Company, which included the assumption by the Surviving Company of any and all agreements, covenants, duties and obligations of the Surviving Entity and Merger Sub II set forth in the Business Combination Agreement to be performed after the Second Merger Effective Time.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Business Combination Agreement, Summit merged with Merger Sub II and upon the Second Merger Effective Time, Summit ceased to exist and each of Summit’s officers and directors forthwith ceased to serve as an officer or director of Summit, including each of Bo Tan, Ken Poon, Ian Stone, Thomas Folinsbee and Tao Bai ceased to be a director of Summit, Bo Tan resigned as Chief Executive Officer, Co-Chief Investment Officer and Ken Poon resigned as President, Co-Chief Investment Officer. These resignations were not due to any disagreement between Summit and the officers and directors on any matter relating to Summit’s operation, policies and practice. In the meanwhile, Mr. Yi Zhang, the chairman and director of YS Biopharma will serve as the sole director of Merger Sub II, the surviving entity after the Second Merger.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit Index is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Business Combination Agreement, dated as of September 29, 2022, by and among Summit, YS Biopharma, Merger Sub I and Merger Sub II (incorporated by reference to Exhibit 2.1 to Summit’s Current Report on Form 8-K filed with the SEC on September 29, 2022)

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission; provided, however, that the registrant may request confidential treatment for any such schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HEALTHCARE ACQUISITION CORP.
Dated: March 16, 2023

	By:	/s/ Yi Zhang
Yi Zhang
Sole Director